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                                                                   EXHIBIT 23(B)



                        CONSENT OF INDEPENDENT AUDITORS



  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the McDonald's Corporation 1992 Stock Ownership Incentive Plan and to the incorporation by reference therein of our report dated January 25, 1996, with respect to the consolidated financial statements of McDonald's Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                     ERNST & YOUNG LLP



  Chicago, Illinois
  May 9, 1996

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